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                                 Exhibit (e)(19)

             Addendum to the Mutual Fund Sales and Service Agreement
          dated April 16, 2003 between One Group Dealer Services, Inc.,
        One Group Administrative Services, Inc. and Goldman, Sachs & Co.

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          Addendum to the Mutual Fund Sales and Service Agreement Dated
                                 April 16, 2003
                                     Between
                        One Group Dealer Services, Inc.,
                     One Group Administrative Services, Inc.
                                       and
                              Goldman, Sachs & Co.

     This addendum (the "Addendum") to the Mutual Fund Sales and Service Agreement (the "Agreement") relating to the servicing of shares of investment companies sponsored or advised by One Group Dealer Services, Inc. and One Group Administrative Services, Inc. ("Fund Party"), by Goldman, Sachs & Co. ("Goldman") through the Global Cash Services portal system ("Global Cash Services") is entered into as of April 16, 2003, by and between Fund Party and Goldman.

                                    RECITALS

     WHEREAS, Goldman and Fund Party have entered into the Agreement, which relates to the servicing of shares of investment companies sponsored or advised by Fund Party (the "Funds"), by Goldman, Sachs & Co. ("Goldman") through the Global Cash Services portal system ("Global Cash Services"); and

     WHEREAS, Goldman intends, through Global Cash Services, to provide support and sub-transfer agency services for the Funds and/or shareholder services with respect to Goldman clients who are shareholders of the Funds; and

     WHEREAS, in light of the foregoing, Goldman and Fund Party wish to modify the provisions of the Agreement as set forth below.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and intending to be legally bound, Goldman and Fund Party agree as follows:

     1. Maintenance of Shareholder Documents: Notwithstanding any contrary provision in the Agreement, the Fund Party agrees to maintain a website ("Company Site") which at all times will contain the most-current versions of the prospectus, annual and semi-annual reports to shareholders, and proxy statements issued by each Fund ("Shareholder Documents") offered by the Fund Party that is made available on the Global Cash Services Program. Fund Party agrees to provide access to this website to Goldman and each Goldman client through a hyper-link or other similar mechanism that will reside on the Global Cash Services website, and each Shareholder Document shall be maintained in a manner to be agreed upon the parties that will enable Goldman or Goldman clients to review and print any applicable Shareholder Report. The Fund Company also agrees to provide Goldman and each Goldman client with access to the Company Site (either directly or through a hyper-link or similar mechanism) for purposes of viewing any information relating to the Fund Party or its investment portfolios ("Fund Party Information") that is to be provided to Goldman or Goldman clients as part of the Global Cash Services program. The Fund Company represents that the Shareholder Documents and Fund Party Information maintained on the Company Site shall be current and accurate in all material respects and that the Fund

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          Company shall be responsible for any material errors or omissions relating to the content of the Shareholder Documents or Fund Party Information.

          The Fund Company shall provide reasonable notice to Goldman immediately in any circumstance where the Company Site cannot be accessed or is otherwise not available. Fund Company also agrees to provide Goldman with at least thirty days notice (or immediately upon determining that a change to a Shareholder Document will be made, if this determination is in a shorter period of time) in advance of any changes that are made to any existing Shareholder Documents. The Fund Company agrees to indemnify and hold Goldman harmless against any liabilities (including the cost of investigation and defense) to which Goldman becomes subject as a result of the Fund Company's failure to satisfy its obligations under this provision. In addition, Fund Company agrees to provide Goldman with reasonable quantities of printed hard copies all Shareholder Documents, including statements of additional information, including any amendments or supplements to any Shareholder Document.

     2. Use of Fund Names. Notwithstanding anything to the contrary set forth in the Agreement, Goldman is authorized to use the names or other identifying marks of Fund Party and/or the Funds in connection with the offer and sale of Fund shares. Fund Party may withdraw this authorization as to any particular use of any such name or identifying marks at any time (i) upon Fund Party's reasonable determination that such use would have a material adverse effect on the reputation or marketing efforts of Fund Party or such Funds, or (ii) if any of the Funds cease to be offered by Goldman.

     3. Use of Goldman Names. Notwithstanding anything to the contrary set forth in the Agreement, Fund Party and the Funds will not, without prior written consent of Goldman in each instance, (a) use in advertising, publicity or otherwise the name of "Goldman Sachs," including the name of any affiliate, partner or employee of Goldman, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by Goldman; or (b) represent, directly or indirectly, that any product or any service provided by Fund Party has been approved or endorsed by Goldman. This provision will survive the expiration or termination of the Agreement.

     4. Confidentiality of Identity of Goldman Clients. Notwithstanding anything to the contrary set forth in the Agreement, all information relating to Goldman's clients, including, but not limited to, the names and addresses of Goldman's clients, will remain Goldman's sole property and neither Fund Party, the Funds nor their respective directors, trustees, officers, partners, employees, agents or affiliates may copy, reproduce, sell, assign, license, market, transfer or otherwise dispose of, give or disclose such information to third parties or use such information for any purposes except as provided in the Agreement. Fund Party and the Funds will advise each of their respective directors, trustees, officers, partners, employees, agents and affiliates who may be exposed to such proprietary and confidential information to keep such information confidential. This provision will survive expiration or termination of the Agreement.

     5. Fund Party Services. Fund Party will provide (or cause to be provided) to Goldman the information set forth in the Operational Specification Package ("Ops Package"), a draft of which is attached as Attachment A to the Addendum and which may be modified from

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          time to time by Fund Party. Fund Party agrees that the information provided to Goldman pursuant to this Section and the Ops Package will be accurate and complete and that Goldman may use such information in connection with the offer and sale of Fund shares.

     6. Indemnification. All provisions in the Agreement relating to the liability and/or indemnification of or by Goldman or Fund Party thereunder shall have no force or effect whatsoever, and in substitution thereof the following shall apply:

     Indemnification of Goldman by Fund Party

     Fund Party hereby agrees to indemnify and hold harmless Goldman, each person, if any, who controls Goldman within the meaning of Section 15 of the Securities Act of 1933, as amended, and each of their directors, trustees, officers, partners and employees from and against all losses, liabilities, claims, demands, damages or expenses (including the reasonable cost of investigating and defending against any claims therefor and reasonable counsel fees incurred, in connection with or arising out of: (a) any failure of Fund Party, its employees, agents, directors, trustees, officers, partners and/or affiliates, acting within or outside the scope of their employment, to fully comply with the terms of the Agreement; (b) any breach of any representation or warranty provided by Fund Party in the Agreement; (c) any misleading or untrue or alleged untrue statement of material fact contained in the registration statements (including the related prospectuses and statements of additional information), annual or other periodic reports or proxy statements of the Funds, and any amendments or supplements thereto, and/or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such statement or omission is based upon information provided by Goldman for inclusion therein; (d) any misleading or untrue or alleged untrue statement of material fact contained in any advertising or sales literature prepared or approved by or for Fund Party, its employees, agents, directors, trustees, officers and/or affiliates, and/or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except to the extent that such statement or omission is based upon information provided by Goldman for inclusion therein; (e) any information provided to Goldman pursuant to Section 1 of this Addendum or the Ops Package that is inaccurate or incomplete; and (f) any material breach by Fund Party, its employees, agents, directors, trustees, officers and/or affiliates, in connection with the offer or sale of shares of a Fund, of any federal or state law including, without limitation, any federal or state securities law; provided, that no such indemnification will extend to any loss, liability, claim, demand, damage or expense directly caused by the failure, act or omission of Goldman, its employees, agents, directors, trustees, officers and/or affiliates to comply with the terms of the Agreement.

     Indemnification of Fund Party by Goldman

     Goldman hereby agrees to indemnify and hold harmless Fund Party, and each of its directors, trustees, officers, partners and employees from and against all losses, liabilities, claims, demands, damages or expenses (including the reasonable cost of investigating and defending against any claims therefor and reasonable counsel fees incurred, in connection with or arising out of: (a) any failure of Goldman, its employees, agents, directors, trustees, officers, partners and/or affiliates, acting within or outside the scope of their employment, to fully comply with the terms of the Agreement; (b) any breach of any representation or warranty provided by Goldman in the Agreement; (c) any advertising or sales literature relating to a Fund or Fund Party that

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     Goldman prepared and used without Fund Party's consent except to the extent that the same is accurately based on information published or provided by Fund Party or a Fund; provided that no such indemnification shall extend to any loss, liability, claim, demand, damage or expense directly caused by the failure, act or omission of Fund Party, its employees, agents, directors, trustees, officers and/or affiliates to comply with the terms of the Agreement, (d) any material breach by Goldman, its employees, agents, directors, trustees, officers, partners and/or affiliates, in connection with the offer or sale of shares of a Fund, of any federal or state law including, without limitation, any federal or state securities law; provided, that no such indemnification will extend to any loss, liability, claim, demand, damage or expense directly caused by the failure, act or omission of Fund Party, its employees, agents, directors, trustees, officers and/or affiliates to comply with the terms of the Agreement and,
     (e) any actions or omissions of Fund Party, its employees, agents, directors, trustees, officers and/or affiliates in reliance upon any oral, written or computer or electronically transmitted instructions, documents or materials believed to be genuine and to have been given by or on behalf of Goldman.

     The indemnification provisions herein will survive the expiration or termination of the Agreement.

     7. Non-Exclusivity. Notwithstanding anything to the contrary set forth in the Agreement, each of the parties acknowledges and agrees that the Agreement is intended to be non-exclusive and that each of the parties is free to enter into similar agreements with other entities.

     8. Amendment. Notwithstanding anything to the contrary set forth in the Agreement, the Agreement may be amended, modified or supplemented at any time only by mutual written agreement of the parties.

     9. Termination. Notwithstanding anything to the contrary set forth in the Agreement, either party may terminate the Agreement by providing sixty
          (60) days' advance written notice to the other party.

     10. Construction. Notwithstanding anything to the contrary set forth in the Agreement:

          (a) If any provision of this Addendum shall be deemed void, invalid or ineffective for any reason, the remainder of this Addendum shall remain in full force and effect.

          (b) The Agreement and this Addendum may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          (c) In the event of any conflicting terms or provisions between this Addendum and the Agreement, the provisions as stated in this Addendum shall supersede and govern any and all terms in the Agreement.

     11. Investment Minimums. Notwithstanding anything to the contrary set forth in the Agreement, Goldman may waive any applicable account investment minimums with respect to purchase orders for Fund shares placed on behalf of Goldman's clients pursuant to the Agreement.

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     12.  Assignment. Notwithstanding anything to the contrary set forth in the
          Agreement, the Agreement may not be assigned or transferred by either party without the prior written consent of the other party, provided however, that either party may assign the Agreement to any entity which controls, is controlled by, or is under common control with such party, by providing written notice of such assignment to the other party.

     13. Confidentiality. Fund Party acknowledges that it or its employees may, in connection with the transactions contemplated by the Agreement and this Addendum, be exposed to or acquire information that is proprietary or confidential to Goldman or its affiliates or their clients or to third parties to whom Goldman or its affiliates owe a duty of confidentiality. Any and all non-public information of any form obtained by Fund Party or its employees in connection with the transactions contemplated by the Agreement and this Addendum will be deemed confidential and proprietary information. Fund Party will hold such information in strict confidence and will not copy, reproduce, sell, assign, license, market, transfer or otherwise dispose of, give or disclose such information to third parties or use such information for any purposes whatsoever other than the purposes contemplated by the Agreement and this Addendum and will advise each of its employees who may be exposed to such proprietary and confidential information of their obligations to keep such information confidential. Confidential information will not include information which is (a) in or becomes part of the public domain other than by disclosure by Fund Party in violation of the Agreement and this Addendum, (b) demonstrably known to Fund Party previously, (c) independently developed by Fund Party outside of the Agreement or this Addendum or (d) rightfully obtained by Fund Party from third parties. It is understood and agreed that in the event of a breach of this Section damages may not be an adequate remedy and Goldman will be entitled to injunctive relief to restrain any such breach, threatened or actual.

          Fund Party acknowledges that they are solely responsible for the accuracy of the information contained on their web site, reflecting changes to the information contained therein, and providing Goldman with immediate notification in the event the web site is not available.

     14. Pricing Errors. The Fund Party agrees to indemnify and hold harmless Goldman for any loss incurred by Goldman due to errors or delays in the calculation of a Fund's daily net asset value or yield information made by Fund Party or its designee, when transmitting such information to Goldman. The Fund Party also agrees to compensate Goldman for any reasonable cost of any adjustments made to Client accounts arising from such information errors.

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     15.  Inspections. To the extent permitted by law of the applicable jurisdiction governing the One Group Mutual Funds ("One Group Funds"), the controls surrounding the information posted by One Group Funds to the Global Cash Services portal shall be subject to auditing and inspection by Goldman, Sachs & Co.'s auditors. Upon request, One Group Funds shall provide Goldman, Sachs & Co.'s auditors with all reasonable assistance and any necessary information.

IN WITNESS WHEREOF, this Addendum has been executed by a duly authorized representative of each of the parties hereto as of the date first set forth above.


One Group Dealer Services, Inc.                   Goldman, Sachs & Co.


By:  /s/ Mark A. Beeson                           By:  /s/ James McNamara
   -----------------------------------------         ---------------------------
Name:  Mark A. Beeson                             Name: James McNamara
Title: President                                  Title: Managing Director

One Group Administrative Services, Inc.
By: /s/ Robert L. Young
   -----------------------------------------
Name:   Robert L. Young
Title:  Vice President

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                                  ATTACHMENT A

                          [Ops Package to be Inserted]

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